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                                                                    EXHIBIT 23.1


                          CONSENT OF ERNST & YOUNG LLP


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Queen Sand Resources, Inc. (the "Company") for the registration of shares of its Common Stock and to the incorporation by reference therein of (i) our report dated September 2, 1998 with respect to the consolidated financial statements of the Company included in its Annual Report (Form 10-KSB) for the year ended June 30, 1998 and (ii) our report dated April 17, 1998, with respect to the statements of net profits interests and royalty interests revenues of certain oil and gas producing properties acquired from pension funds managed by J.P. Morgan Investments for the years ended June 30, 1997, 1996 and 1995 appearing in the Company's Current Report on Form 8-K dated March 19, 1998, as amended by Current Report on Form 8-K/A-2 dated June 8, 1998 and filed with the Securities and Exchange Commission.


                                                     Ernest & Young LLP




June 8, 1999